U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2014

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado	80129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On September 29, 2014, Advanced Emissions Solutions, Inc. (the “Registrant”) received a determination notice from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) that the Registrant’s common stock is subject to delisting from The NASDAQ Capital Market. The notice, which the Registrant expected, was issued in accordance with standard NASDAQ procedures as a result of the Registrant’s previous disclosure in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 22, 2014 (File No. 000-54992) that it would not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014 within the exemption period previously granted by the Staff. Timely filing of periodic reports with the SEC is a requirement for continued listing under NASDAQ Listing Rule 5250(c)(1).

The Registrant intends to appeal the Staff’s determination and request a hearing before a NASDAQ Hearings Panel (the “Panel”) in accordance with the NASDAQ Listing Rules. The appeal and hearing request will automatically stay delisting of the Registrant’s common stock for 15 days from the date of the hearing request, and will include a request to extend such stay until the hearing process has concluded. The Registrant’s common stock will continue to trade on The NASDAQ Capital Market until the Panel issues a determination otherwise. At the hearing, the Registrant will request that the Panel grant a further extension to permit the Registrant time to file the Registrant’s delinquent periodic reports with the SEC. The Panel has the authority to continue the Company’s listing on The NASDAQ Capital Market, pursuant to an exception to NASDAQ’s filing requirement, through as late as March 27, 2015.

As previously disclosed, the Registrant recently hired a new Chief Financial Officer (“CFO”). The CFO is working diligently with the Registrant’s Chief Accounting Officer, the Registrant’s employees, and other resources to review and address the previously disclosed accounting matters, complete the on-going re-audits of the 2011 and 2012 financial statements, and file any required restatements. The Registrant continues to re-assess the time required to finalize the re-audits and file any required restatements. However, the Registrant will continue to use its best efforts to comply with NASDAQ Listing rules by filing the delinquent periodic reports, as well as any subsequent periodic reports that come due, within the period of any extension granted by the Panel.

This report includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Registrant’s ability to address certain accounting and other matters related to the Registrant’s financial statements, file the delinquent periodic reports within an extended stay that may be granted by the Panel, if any, and maintain listing of the Registrant’s common stock on the NASDAQ Capital Market. These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Registrant’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws, regulations, accounting rules and their impact, loss of key personnel, determinations made by the Panel and other factors discussed in greater detail in the Registrant’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Registrant’s SEC filings for additional risks and uncertainties that may apply to the Registrant’s business and the ownership of the Registrant’s securities. The Registrant’s forward-looking statements are presented as of the date made, and the Registrant disclaims any duty to update such statements unless required by law to do so.

Item 7.01	Regulation FD Disclosure

On October 3, 2014, the Registrant issued a press release disclosing receipt of a delisting notice from NASDAQ. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01 and the press release attached to this report as Exhibit 99.1 are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release, Advanced Emissions Solutions Receives NASDAQ Listing Determination; Intends to Request Hearing, dated October 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2014

Advanced Emissions Solutions, Inc. Registrant

/s/ L. Heath Sampson
L. Heath Sampson Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

The following is furnished as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release, Advanced Emissions Solutions Receives NASDAQ Listing Determination; Intends to Request Hearing, dated October 3, 2014